UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2013

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    REGULATION FD DISCLOSURE
On August 20, 2013, the Ulyanovsk Center for Technology Transfer of the Russian Federation (“UCTT”) issued a press release announcing that Intermolecular, Inc., UCTT, International Innovative Nanotechnology Center of the Russian Federation and the Center of Nanotechnologies and Nanomaterials of the Republic of Mordovia of the Russian Federation have signed a non-binding term sheet to establish a platform that accelerates the application of thin film coatings of various materials for industry.  The term sheet provides for the establishment of a project company which will use the platform to promote the research and development of intellectual property, commercialization of new technologies, and formation of new companies that will develop coatings for glass, photovoltaic devices, electronics, and displays. The project company will receive remuneration from its customers in the form of R&D service fees and licensing royalty payments which will be shared between Intermolecular and project company commensurate with each party's contribution to the development of business and intellectual property. The transaction is subject to the negotiation and finalization of deal terms and documents. There is no assurance that the transaction will be consummated.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: August 20, 2013	By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer